Exhibit 99.1

Build-A-Bear Workshop, Inc. Completes Review of Strategic Alternatives

Board Adopts Share Repurchase Program of up to $20 Million

ST. LOUIS--(BUSINESS WIRE)--August 21, 2017--Build-A-Bear Workshop, Inc. (NYSE:BBW) today announced that its Board of Directors has completed its previously announced review of strategic alternatives. After an extensive analysis and careful consideration of a broad range of strategic alternatives by the Board of Directors in consultation with its financial and legal advisors, the Board of Directors has authorized a share repurchase program of up to $20 million.

“The process conducted by our Board of Directors was very comprehensive,” said Sharon Price John, President and Chief Executive Officer, Build-A-Bear Workshop. “Adoption of the share repurchase program reflects our belief that our stock represents an attractive investment opportunity. Because our company has returned to sustained profitability and has strong cash flow and a flexible capital structure, we believe Build-A-Bear Workshop will have the capacity to repurchase our stock while still deploying capital to facilitate the attainment of our next stated objective of sustained profitable growth. The Board’s decision to adopt a share repurchase program is a testament to our confidence and optimism in the strength of our evolved business model and our continued commitment to increase shareholder value.”

“In the course of our review process, we carefully evaluated our business and its opportunities,” said Ms. John. “Although our formal review of a broad range of strategic alternatives is complete, we continue to prioritize the initiatives that will allow us to achieve our long-term business goals.”

Increased Share Repurchase Program

Under the share repurchase program authorized by the Board, the Company currently intends to purchase up to $20 million of its common stock in the open market (including through 10b5-1 trading plans), or through privately negotiated transactions. The primary source of funding for the program is expected to be cash on hand. The timing and amount of share repurchases, if any, will depend on price, market conditions, applicable regulatory requirements, and other factors. The program authorizes the Company to repurchase shares through September 30, 2020, does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without prior notice. Shares repurchased under the program will be subsequently retired.

About Build-A-Bear

Celebrating 20 years of business in 2017, Build-A-Bear is a global brand kids love and parents trust that seeks to add a little more heart to life. Build-A-Bear Workshop has approximately 400 stores worldwide where guests can create customizable furry friends, including company-owned stores in the United States, Canada, Denmark, Ireland, Puerto Rico, the United Kingdom and China, and franchise stores in Africa, Asia, Australia, Europe, Mexico and the Middle East. The Company was named to the FORTUNE 100 Best Companies to Work For® list for the eighth year in a row in 2016. Build-A-Bear Workshop, Inc. (NYSE:BBW) posted a total revenue of $364.2 million in fiscal 2016. For more information, visit the Investor Relations section of buildabear.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be considered to be, “forward-looking statements” for the purpose of federal securities laws, including, but not limited to, statements that reflect our current views with respect to future events and financial performance. We generally identify these statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “future,” “potential” or “continue,” the negative or any derivative of these terms and other comparable terminology. All of the information concerning the effect on our business of the announcement of the completion of the strategic review process and the authorization of the share repurchase program, our ability to repurchase shares at all or at the times or in the amounts we currently anticipate, or to otherwise effectively implement the share repurchase program, our future liquidity, future revenues, margins and other future financial performance and results, achievement of operating of financial plans or forecasts for future periods, sources and availability of credit and liquidity, future cash flows and cash needs, success and results of strategic initiatives and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information.

These statements are based only on our current expectations and projections about future events. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements, including those factors discussed under the caption entitled “Risks Related to Our Business” and “Forward-Looking Statements” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2017 and other periodic reports filed with the SEC which are incorporated herein.

All of our forward-looking statements are as of the date of this Press Release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or other risks and uncertainties referred to in this Press Release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, available credit, prospects and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Investors:
Build-A-Bear Workshop
Voin Todorovic, 314.423.8000 x5221
or
Media:
Build-A-Bear Workshop
Beth Kerley
bethk@buildabear.com